UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2014 (July 3, 2014)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4054

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On February 12, 2014, LabStyle Innovations Corp. (the “Company”) entered into a definitive Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (the “Buyers”) to raise approximately $4.19 million in gross proceeds in a private placement offering (the “Offering”) of consisting of an aggregate of (i) 2,226,956 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase an aggregate of 1,670,216 shares of Common Stock (the “Warrant Shares”). The Offering closed on February 18, 2014.

Pursuant to the terms of the Securities Purchase Agreement, the Company is potentially required to issue additional shares of Common Stock (the “Adjustment Shares”) at a specified time to the Buyers in the event that the price per share of Common Stock in the Offering ($1.88) is greater than the price per share of the Common Stock, calculated as 90% of the average of the ten (10) lowest volume weighted prices of the Common Stock (the “Adjustment Price”) during the twenty (20) trading day period (the “Adjustment Period”) starting immediately following the earlier of the date on which the Shares, Warrants Shares and Adjustment Shares have been registered for resale with the Securities and Exchange Commission (“SEC”) or are able to be sold without restriction under Rule 144 under the Securities Act, of 1933, as amended; provided, that, subject to the terms and conditions of the Securities Purchase Agreement, the Company may be required to issue further additional Adjustment Shares at one or more additional specified times if the Adjustment Shares are not freely tradable for certain specified minimum periods.

A registration statement registering only the Shares and the Warrants Shares for public resale was declared effective on June 3, 2014, thus triggering the commencement of the Adjustment Period. In accordance with the Securities Purchase Agreement, because the Adjustment Price ($0.89, as calculated above) was less than the price per share in the Offering ($1.88), on July 3, 2014, the Company issued an aggregate of 2,484,416 unregistered Adjustment Shares to the Buyers. In addition, pursuant to the terms of the Warrants and as a result of the issuance of the Adjustment Shares, the exercise price of the Warrants was reduced to $0.89 per share and the number of Warrant Shares was increased by an aggregate of 2,746,688 shares of Common Stock (the “Additional Warrant Shares”). Since the Adjustment Shares were not freely tradable when issued, the Company may be required to issue further additional Adjustment Shares if the Adjustment Price is less than $0.89 per share following a second Adjustment Period which will commence on the earlier to occur of August 18, 2014 or the date when a registration statement covering the resale of the Adjustment Shares and Additional Warrant Shares is declared effective by the SEC.

The issuance of the Adjustment Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering and the Buyers are accredited investors.

The Securities Purchase Agreement, Registration Rights Agreement and form of Warrant used in connection with the Offering are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K dated February 12, 2014, and readers are advised to review such documents and such Current Report for further information.

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2014	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Gadi Levin
Name: Gadi Levin
Title: Chief Financial Officer, Treasurer and Secretary